Exhibit 8.2

[Letterhead of Wachtell, Lipton, Rosen & Katz]

September 17, 2025

Core Scientific, Inc.
83 Walker Road, Suite 21-2105
Dover, Delaware  19904

Ladies and Gentlemen:

We have acted as special counsel to Core Scientific, Inc., a Delaware corporation (the “Company”), in connection with the proposed merger (the “Merger”) of Miami Merger Sub I, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned, direct subsidiary of CoreWeave, Inc. (“Parent”), a Delaware corporation, with and into the Company, with the Company as the surviving corporation, as contemplated by the Agreement and Plan of Merger, dated as of July 7, 2025, among Parent, Merger Sub and the Company (together with all exhibits, appendices, schedules and similar attachments thereto, in each case as amended or supplemented through the date hereof, the “Merger Agreement”).  In connection with the effectiveness of the Registration Statement on Form S-4 (together with any exhibit, appendix, schedule or similar attachment thereto, in each case as amended or supplemented through the date hereof, the “Registration Statement”) of Parent, including the proxy statement/prospectus forming a part thereof, relating to the Merger, you have requested our opinion as to certain U.S. federal income tax matters. Except as otherwise provided herein, capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement, the officer’s certificates, dated as of the date hereof, of Parent (on behalf of itself and Merger Sub) and the Company delivered to us for purposes of rendering this opinion (the “Officer’s Certificates”) and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein.  In addition, we have assumed that:  (i) the Merger and related transactions will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the statements and representations concerning the Merger and the parties thereto set forth in the Merger Agreement are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective time of the Merger, (iii) the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger, (iv) the statements and representations (which statements and representations we have neither investigated nor verified) made by Parent, Merger Sub and the Company in their respective Officer’s Certificates are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective time of the Merger, (v) all such statements and representations described in clause (ii) or (iv) qualified by knowledge, expectation, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (vi) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity, (vii) the Merger will qualify as a statutory merger under the DGCL, and (viii) all applicable reporting requirements have been or will be satisfied, and Parent, Merger Sub and the Company will treat the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below.  If any of the above described assumptions is untrue for any reason, or if the Merger is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Core Scientific, Inc.

Based upon and subject to the foregoing and the exceptions, limitations and qualifications described herein or in the Registration Statement, it is our opinion that, under currently applicable U.S. federal income tax law, the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above.  Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect.  Any change in applicable laws or the facts and circumstances surrounding the Merger and related transactions, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein.  We assume no responsibility to inform Parent, Merger Sub or the Company of any such change or inaccuracy that may occur or come to our attention.  In addition, because our opinion is required to be delivered in connection with the effectiveness of the Registration Statement, there can be no assurance that it will continue to be valid at the effective time of the Merger.

We are furnishing this opinion to you solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent.  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz